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                                                                  Exhibit 23.2


                                    [LETTERHEAD OF
                                    ERNST & YOUNG]


                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1997, with respect to the consolidated financial statements of Autoliv AB, as of December 31, 1996, included in the Proxy Statement/Prospectus/Exchange Offer that is made a part of the
Registration Statement on Form S-4 of Autoliv, Inc. (Form S-4 No. 333-     ).



Stockholm, Sweden
March 23, 1997
ERNST & YOUNG AB

/s/ Ulf Spang
Ulf Spang
Authorized public accountant